Exhibit 10.1

Execution Copy

MCP-MSC ACQUISITION, INC.

STOCKHOLDERS’ AGREEMENT

Dated as of March 31, 2005

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Table of Contents

(continued)

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STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (the “Agreement”) is made as of March 31, 2005 by and among:

(a)	MCP-MSC Acquisition, Inc., a Delaware corporation (the “Company”);

(b)	Monitor Clipper Equity Partners II, L.P., a Delaware limited partnership (“MCP II”);

(c)	Monitor Clipper Equity Partners II (NQP), L.P., a Delaware limited partnership (“MCP II NQP”, and, together with MCP II, “MCP”);

(d)	The Persons listed on the signature pages hereto as Other Investors (each, an “Other Investor” and, collectively, the “Other Investors”; MCP and the Other Investors being sometimes referred to herein collectively as the “Investors”); and

(e)	each director, officer or employee of, or consultant or adviser to, the Company or any of its direct or indirect subsidiaries (other than an Other Investor in its capacity as such) listed on the signature pages hereto as a Manager, from time to time becoming party hereto as a Manager by executing a counterpart signature page hereof or who has otherwise has been issued or awarded Shares (as hereinafter defined) or Options (as hereinafter defined) for Shares (collectively, the “Managers”, and together with the Investors, the “Holders of Shares”) pursuant to the MCP-MSC Acquisition, Inc. 2005 Stock Option Plan, as from time to time in effect (the “Plan”) or other rights granted thereunder.

Recitals

1. The Company, MSC Acquisition, Inc., a Florida corporation (“MSC”), and certain other parties thereto are party to a Stock Purchase Agreement dated as of March 7, 2005, as amended by the First Amendment thereto, dated March 31, 2005 and from time to time in effect (the “Stock Purchase Agreement”), pursuant to which the Company will acquire, directly or indirectly, all of the outstanding equity interests in MSC.

2. The Company and the Holders of Shares agree that it is in their respective best interests to: (i) provide that the Shares shall be transferable only upon compliance with the terms hereof; (ii) provide for certain rights and obligations with respect to voting for members of the board of directors of the Company; and (iii) set forth their agreements on certain other matters.

Agreement

Therefore, the parties hereto hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Effectiveness. This Agreement shall become effective if and when the Closing (as such term is defined in the Stock Purchase Agreement, the “Closing”) shall occur.

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.

2. VOTING AGREEMENT.

2.1. Election of Directors. Each Holder of Shares agrees to cast all votes which such Holder of Shares is entitled to cast in respect of Shares now or hereafter acquired, whether at any annual or special meeting, by written consent or otherwise, (i) to cause, and the Company shall cause, the Board of Directors of the Company (the “Board”) to consist of three members or such other number as may be specified from time to time by the Sponsors and (ii) to elect as directors such individuals as shall be specified by the Sponsors.

2.2. Removal. No director may be removed from the Board without the consent of the Sponsors. The Sponsors may (i) remove and replace any director from such position, with or without cause, and (ii) designate another director to fill any vacancy caused by the resignation of any director.

2.3. Further Assurances. Each Holder of Shares and each of the other parties hereto shall promptly take any and all actions necessary to cause the appointment, election, removal or replacement of directors in accordance with Sections 2.1 and 2.2.

2.4. Significant Transactions. Each Holder of Shares agrees to cast all votes which such holder is entitled to cast in respect of its Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Shares are voted by the Sponsors in connection with any transaction with respect to which the Sponsors exercise their “drag along” rights described in and in accordance with Section 3.4.

2.5. Consent to Amendment. Each Holder of Shares agrees to cast all votes which such holder is entitled to cast in respect of his or its Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Shares are voted by the Sponsors to change the capitalization of the Company, including by authorizing new classes, series or types of capital stock or by increasing the number of authorized shares of capital stock, all as may from time to time be specified by the Sponsors.

2.6. Special Voting Provisions.

2.6.1. MCP II NQP hereby irrevocably assigns to MCP II all rights to take, or to refrain from taking, actions under this Agreement or any agreement relating to the

Company which MCP II NQP would have in the absence of this Section 2.6.1, and MCP II NQP hereby ratifies and confirms all actions taken by MCP II in accordance with the assignment contained in this Section 2.6.1.

2.6.2. The Company acknowledges and agrees that MCP II shall have the right to substantially participate in, and to substantially influence, the conduct of management of the Company.

2.7. Grant of Proxy. Each Holder of Shares hereby grants to the Sponsors an irrevocable proxy, coupled with an interest, to vote its Shares in accordance with such holder’s agreements contained in this Section 2, which proxy shall be valid and remain in effect until the provisions of this Section 2 expire pursuant to Section 2.9.

2.8. The Company. The Company agrees not to give effect to any action by any Holder of Shares or any other Person which is in contravention of this Section 2.

2.9. Period. The foregoing provisions of this Section 2 shall expire on the earliest of (i) a Change of Control, (ii) the closing of a Qualified Initial Public Offering and (iii) the last date permitted by law.

3. FIRST REFUSAL, PARTICIPATION, “TAG ALONG” AND “DRAG ALONG” RIGHTS.

3.1. Rights of First Refusal.

3.1.1. No holder of any Other Investor Shares or Manager Shares (each such holder, a “Prospective Selling Holder”) shall Transfer any part of the economic or other rights evidenced by such Share to any other Person (the “Prospective Buyer”) except in the manner and on the terms set forth in this Section 3.1. Any attempted Transfer of Shares not permitted by this Section 3.1 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.1.2. A written notice (the “First Refusal Notice”) shall be furnished by the Prospective Selling Holder to the Company and to each holder of an Investor Share (collectively with the Company, the “Offerees”) at least 15 business days prior to such Transfer. The Company shall provide each Prospective Selling Holder with the name and address of each holder of a Investor Share necessary to give such holder the First Refusal Notice in accordance with the terms hereof. The First Refusal Notice shall include:

(a) The principal terms of the proposed Transfer, including the number of Shares to be Transferred (the “Offered Shares”), the proposed purchase price per Share, the name and address of the Prospective Buyer, and the material terms and conditions to be contained in the definitive documentation relating to such Transfer; provided, however, that in the event that the consideration to be paid in exchange for any of the Offered Shares contains non-cash consideration, then such notice shall specify the Fair Market Value of such non-cash consideration; and

(b) An offer by the Prospective Selling Holders to the Offerees to sell all (but not less than all) of the Offered Shares specified in the First Refusal Notice, on the same terms and conditions as the Prospective Selling Holders shall propose to Transfer to the Prospective Buyer; provided, however, that in the event that the consideration to be paid in exchange for any of the Offered Shares contains non-cash consideration, such offer shall give the Offerees the option to pay, in lieu of delivering such non-cash consideration, cash in the amount of the Fair Market Value of such non-cash consideration.

3.1.3. Within 10 business days after the effectiveness of the First Refusal Notice, each Offeree desiring to accept the offer to purchase the Offered Shares proposed to be Transferred in the proposed Transfer (each a “Participating First Refusal Buyer”) shall send a written irrevocable acceptance (the “First Refusal Acceptance”) to the Prospective Selling Holders specifying the portion of the Offered Shares which such Participating First Refusal Buyer desires to purchase pursuant to the First Refusal Notice. Any Offeree, including the Company, who does not so accept the Prospective Selling Holders’ offer to so purchase the Offered Shares shall be deemed to have waived all of its rights under this Section 3.1 with respect to such Transfer.

3.1.4. Subject to compliance by the Prospective Selling Holders with the provisions of this Section 3.1, if the total number of Offered Shares specified to be purchased in all First Refusal Acceptances shall be less than the number of Offered Shares, the Prospective Selling Holders shall thereafter be free to Transfer all but not less than all of the Offered Shares to the Prospective Buyer, upon the same terms and conditions set forth in the First Refusal Notice, at an aggregate price for the Offered Shares of no less than 95% of the purchase price set forth in the First Refusal Notice and on other terms which are not materially more favorable to the Prospective Buyer than those set forth in the First Refusal Notice taken as a whole, without any further obligation to the Offerees. If (a) prior to consummation, the terms of the proposed Transfer shall change with the result that the aggregate purchase price to be paid in such proposed Transfer for Offered Shares shall be less than 95% of the purchase price set forth in the First Refusal Notice, the other terms of such proposed Transfer shall be materially more favorable to the Prospective Buyer than those set forth in the First Refusal Notice taken as a whole, or the identity of the Prospective Buyer shall change, or (b) at the end of the 135th day following the date of the effectiveness of the First Refusal Notice, the Prospective Selling Holders have not completed the proposed Transfer, the First Refusal Notice shall be null and void, and it shall be necessary for a separate First Refusal Notice to be furnished, and the terms and provisions of this Section 3.1 separately complied with, in order to consummate such proposed Transfer pursuant to this Section 3.1; provided, however, that in the case of such a separate First Refusal Notice given pursuant to the immediately preceding clause (a), each applicable period to which reference is made in Sections 3.1.2 and 3.1.3 shall be the longer of (i) the remaining portion of the 10 business day period applicable to the original First Refusal Notice distributed in connection with such proposed Transfer or (ii) five business days.

3.1.5. If the total number of Offered Shares specified to be purchased in all First Refusal Acceptances shall equal or exceed the number of Offered Shares, then:

(a) If the total number of Offered Shares specified to be purchased in all First Refusal Acceptances shall equal the number of such Offered Shares, such Offered Shares shall be allocated to each Participating First Refusal Buyer in accordance with the amount specified by such Participating First Refusal Buyer in such Participating First Refusal Buyer’s First Refusal Acceptance; and

(b) If the total number of Offered Shares specified to be purchased in all First Refusal Acceptances shall exceed the number of such Offered Shares, such Offered Shares shall be allocated (a) if the Company is a Participating First Refusal Buyer, then first to the Company, up to the amount specified by the Company in its First Refusal Acceptance, and (b) then to each Participating First Refusal Buyer, pro rata based upon the aggregate number of all Investor Shares held by each such Participating First Refusal Buyer concurrently receiving an allocation of the Offered Shares; provided, however, that if, in the case of any such Participating First Refusal Buyer, such Participating First Refusal Buyer shall have been so allocated the number of such Offered Shares specified by such Participating First Refusal Buyer in such Participating First Refusal Buyer’s First Refusal Acceptance, then such Participating First Refusal Buyer shall not be allocated any of the Offered Shares in excess of the number so specified, and any of such Offered Shares remaining unallocated shall be allocated among the remaining Participating First Refusal Buyers pro rata based on the aggregate number of all Investor Shares held by each such remaining Participating First Refusal Buyer until all of the Offered Shares have been so allocated.

3.1.6. The closing of any purchase of Offered Shares pursuant to this Section 3.1 shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable exercise period and at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase and sale of Offered Shares pursuant to this Section 3.1, the Prospective Selling Holders shall deliver to the Participating First Refusal Buyers the Offered Shares free and clear of any lien or encumbrance, together with any necessary transfer tax stamps affixed or payment for any other transfer taxes and any other certificates, transfer powers or other documents that the Participating First Refusal Buyers may reasonably request (including a “medallion” signature guarantee), and the Participating First Refusal Buyers shall pay to the Prospective Selling Holders, by certified or bank check or wire transfer of immediately available federal funds or other applicable delivery, the purchase price of the Offered Shares. The delivery of the Offered Shares by the Prospective Selling Holders shall be deemed a representation and warranty by each Prospective Selling Holder that such Prospective Selling Holder has full right, title and interest in and to the Offered Shares, that such Prospective Selling Holder has all necessary power and authority and has taken all necessary action to sell the Offered Shares as contemplated hereby, and that the Offered Shares are free and clear of any and all liens and encumbrances.

3.1.7. Notwithstanding the foregoing provisions of this Section 3.1, no other Holder of Shares shall have any right of first refusal pursuant to the provisions of this Section 3.1 with respect to any Transfer of Shares:

(a) pursuant to the performance by such holder of its “drag along” obligations contained in Section 3.4;

(b) to an Affiliate of such holder or to holders of equity interests in the transferor for no consideration and pro rata in accordance with such equity interests, provided that this clause (b) shall not apply to any Transfer to the Company or any Subsidiary of the Company;

(c) with respect to each such holder who is a natural person:

(i)	to a Member of the Immediate Family of such holder; or

(ii)	upon the death of such holder, by the will or other instrument taking effect at the death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; or

(d) in a Public Sale.

3.1.8. No Person which is not an Accredited Investor shall have any rights under this Section 3.1.

3.1.9. Any Shares acquired pursuant to this Section 3.1 shall be deemed for all purposes hereof to be Investor Shares hereunder. Any shares acquired by a Sponsor pursuant to this Section 3.1 shall be deemed for all purposes to be Sponsor Shares hereunder. Any Shares acquired by an Other Investor pursuant to this Section 3.1 shall be deemed for all purposes to be Other Investor Shares hereunder.

3.1.10. The foregoing provisions of this Section 3.1 shall expire upon the closing of a Qualified Initial Public Offering and shall not apply to any Shares which have been Sold in a Public Sale.

3.2. Participation Rights. The Company shall not issue or sell any Equity Securities to the Sponsors or any Affiliate of the Sponsors (each an “Issuance” of “Subject Securities”) except in compliance with the provisions of this Section 3.2.

3.2.1. Not fewer than 15 business days prior to the consummation of the Issuance of Subject Securities, a written notice (the “Participation Notice”) shall be given by the Company to each holder of Investor Shares. The Participation Notice shall include:

(a) The principal terms of the proposed Issuance, including (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Subject Securities, (iii) the price per unit of the Subject Securities, (iv)

the portion of the Issuance equal to the aggregate number of all of such holder’s Investor Shares at the time such Participation Notice is given divided by the aggregate number of all Investor Shares outstanding at such time (the “Participation Portion”), (v) the name and address of each Person to whom the Subject Securities are proposed to be Issued (each a “Prospective Subscriber”), and (vi) if the Subject Securities are to be issued as a unit together with other securities, including without limitation debt securities, in a single transaction or related transaction (the “Related Securities”), the terms and conditions on which such Related Securities are to be issued, provided that if the consideration to be paid by the Prospective Subscriber for the Subject Securities and, if applicable, the Related Securities contains non-cash consideration, then the Participation Notice shall also specify the Fair Market Value of such non-cash consideration; and

(b) An offer by the Company to Issue to such holder such portion (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) of the Subject Securities and, if applicable, the Related Securities to be included in the Issuance as may be requested by such holder, at the same price and otherwise on the same terms and conditions, with respect to each unit of Subject Securities and, if applicable, Related Securities issued to the holders of Investor Shares, as the Issuance to each of the Prospective Subscribers, provided, that if the consideration to be paid by the Prospective Subscriber for the Subject Securities and, if applicable, Related Securities contains non-cash consideration, then such offer shall give each holder of Investor Shares the option to pay, in lieu of delivery of such non-cash consideration, cash in the amount of the Fair Market Value of such non-cash consideration.

3.2.2. Each holder of Investor Shares desiring to accept the offer contained in the Participation Notice shall send an irrevocable commitment (each a “Participation Commitment”) to the Company within 10 business days after the effectiveness of the Participation Notice specifying the amount or proportion (not in any event to exceed the Participation Portion of the total amount of Subject Securities and, if applicable, Related Securities to be included in the Issuance) of Subject Securities and, if applicable, Related Securities which such holder desires to be issued (each a “Participating Buyer”); provided, however, that if the Subject Securities are to be issued as a unit with Related Securities, such Participation Commitment must specify a proportion of Related Securities equal to the proportion of Subject Securities specified in such Participation Commitment. Each holder of Investor Shares which has not so accepted such offer shall be deemed to have waived all of such holder’s rights with respect to the Issuance under this Section 3.2, and the Company shall thereafter be free to Issue Subject Securities and, if applicable, Related Securities in such Issuance to the Prospective Subscribers and any Participating Buyers, at a price no less than 95% of the price set forth in the Participation Notice and on other terms not materially more favorable to the Prospective Subscribers than those set forth in the Participation Notice taken as a whole, without any further obligation to such non-accepting holders under this Section 3.2. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than 95% of the price set forth in the Participation Notice or any of the other terms shall be materially more favorable to the Prospective Subscribers than those set forth in the Participation Notice taken as a whole, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 3.2 separately complied with, in order to consummate such Issuance pursuant to this Section 3.2; provided, however, that in the case of such a separate Participation Notice, each applicable period to which reference is made in this Section 3.2 shall be the longer of (a) the remaining portion of the 10 business day period applicable to the first Participation Notice distributed in connection with such proposed Issuance or (b) five business days.

3.2.3. The acceptance of each Participating Buyer shall be irrevocable except as hereinafter provided, and each such Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities and, if applicable, Related Securities Issued, as the Prospective Subscribers (subject to the proviso to Section 3.2.1(b) ), such amount or proportion of Subject Securities and, if applicable, Related Securities as such Participating Buyer shall have specified in such Participating Buyer’s Participation Commitment.

3.2.4. If at the end of the 135th day following the date of the effectiveness of the Participation Notice the Company has not completed the Issuance on the terms and conditions specified in such Participation Notice, each Participating Buyer shall be released from its obligations under such Participating Buyer’s Participation Commitment, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 3.2 separately complied with, in order to consummate any Issuance subject to this Section 3.2.

3.2.5. Each Holder of Shares, whether in his capacity as a Participating Buyer, Holder of Shares or otherwise, and the Company shall take or cause to be taken all such reasonable actions as may be reasonably necessary or desirable in order expeditiously to consummate each Issuance pursuant to this Section 3.2 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company, the Prospective Subscribers and the Participating Buyers (if any). Without limiting the generality of the foregoing, each such Participating Buyer agrees to execute and deliver such subscription and other agreements specified by the Company to which the Prospective Subscriber will be party. Notwithstanding the foregoing, the execution, acknowledgement and delivery of any such consents, assignments, waivers, agreements, instruments, applications, reports, returns, filings and other documents shall not require any Holder of Shares to make any representation or warranty (other than representations and warranties related to compliance with federal and state securities laws), and any and all costs of preparing the foregoing consents, assignments, waiver, agreements, instruments, applications, reports, returns, filings and other documents, and the making of any such filings, shall be borne by the Company.

3.2.6. All reasonable costs and expenses incurred by the Holders of Shares, the Company or the Participating Buyers in connection with any proposed Issuance of Subject Securities and, if applicable, Related Securities (whether or not consummated), including all reasonable attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. Any other costs and expenses incurred by or on behalf of any other holder of Investor Shares in connection with such proposed Issuance of Subject Securities and, if applicable, Related Securities (whether or not consummated) shall be borne by such holder.

3.2.7. The closing of an Issuance pursuant to this Section 3.2 shall take place at such time and place as the Company shall specify by notice to each Participating Buyer, which shall be substantially contemporaneously as the closing of the Issuance with respect to each Prospective Subscriber participating in the Issuance. At the Closing of any Issuance under this Section 3.2 to a Participating Buyer, each Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities and, if applicable, Related Securities to be Issued to such Participating Buyer, registered in the name of such Participating Buyer or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Participating Buyer of the applicable consideration.

3.2.8. Notwithstanding the preceding provisions of this Section 3.2, the preceding provisions of this Section 3.2 shall not apply to:

(a) any Issuance of Equity Securities to directors, officers, employees, managers, consultants or advisors of the Company or any Subsidiary of the Company, in each case in connection with their compensation as such;

(b) any Issuance of Shares which is being made or offered to all holders of Investor Shares pro rata in accordance with the aggregate number of Investor Shares held by such holders or to all Holders of Shares pro rata in accordance with the aggregate number of Shares held by such Holders of Shares;

(c) any Issuance pursuant to the exercise or conversion of Options, Warrants, or Convertible Securities or of other Equity Securities; and

(d) the Issuance by the Company of Shares on the date hereof.

3.2.9. In the event that the consideration to be paid by the Prospective Subscriber for the Subject Securities contains non-cash consideration, the aggregate amount of securities issued pursuant to this Section 3.2 will be increased to the extent reasonably necessary to afford the holders of Investor Shares their rights under this Section 3.2.

3.2.10. If the offer to or receipt of any Subject Securities by a holder of Investor Shares would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any holder of Investor Shares of any information other than such information as would be required under Regulation D in an offering made pursuant to Regulation D solely to Accredited Investors, the Company shall be obligated only to use its reasonable efforts to cause the requirements under Regulation D to be complied with to the extent necessary to permit such holder to be offered and receive such securities, it being understood and agreed that the Company shall not be under any obligation to effect a registration of such securities under the Securities Act or similar statutes unless the securities offered and issued to holders of Investor Shares are so registered. Notwithstanding any provisions of this Section 3.2, if use of reasonable efforts does not result in the requirements under Regulation D being complied with to the extent necessary to permit such holder to be offered and receive such securities, the Company shall be under no obligation under this Section 3.2 with respect to such holder. The obligation of the Company to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit a holder to be offered and receive such Subject Securities and, if applicable, Related Securities shall be conditioned on such holder executing such documents and instruments, and taking such other actions (including if reasonably required by the Company, agreeing to be represented during the course of such transaction by a “purchaser representative” (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that it was so represented), as the Company shall reasonably request in order to permit such requirements to be complied with. Unless the holder in question shall have taken all actions reasonably requested by the Company in order to comply with the requirements under Regulation D, the Company may proceed with the proposed Issuance without the participation of such holder.

3.3. Tag Along.

3.3.1. No Sponsor (each such holder, a “Prospective Selling Holder”) shall Transfer any Share held by such holder for value (a “Sale”) to any Person (a “Prospective Buyer”), except in the manner and on the terms set forth in this Section 3.3. Any attempted Transfer of Shares not permitted by this Section 3.3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

3.3.2. A written notice (the “Tag Along Notice”) shall be furnished by the Prospective Selling Holders to each other holder of a Share (collectively, the “Tag Along Offerors”) at least 15 business days prior to such Transfer. The Tag Along Notice shall include:

(a) The principal terms of the proposed Sale insofar it relates to the Shares, including the number of Shares of each Class to be purchased from the Prospective Selling Holders, the percentage of all Shares of the same Class held by the Prospective Selling Holder which such number of Shares proposed to be so purchased constitutes (the “Tag Along Sale Percentage” with respect to each Class of Shares), the expected per Share purchase price and the name and address of the Prospective Buyer;

(b) An invitation to each Tag Along Offeror to make an offer to include in the proposed Sale to the Prospective Buyer an additional number of

Shares (not in any event to exceed the Tag Along Sale Percentage of each Class of Shares owned by such Tag Along Offeror) owned by such Tag Along Offeror, on the same terms and conditions with respect to each Share Sold (subject to Section 3.5), as the Prospective Selling Holders shall Sell each of their Shares; and

(c) If available at the time the Tag Along Notice is furnished to the Tag Along Offerors and, in any event, at least five business days prior to the closing of the proposed Sale, a copy of all agreements between the Prospective Selling Holders and the Prospective Buyer relating to the proposed Sale.

3.3.3. Within 10 business days after the effectiveness of the Tag Along Notice, each Tag Along Offeror desiring to make an offer to include Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Holders, collectively, the “Tag Along Sellers”) shall send a written offer (the “Tag Along Offer”) to the Prospective Selling Holders specifying the number of Shares (not in any event to exceed, with respect to Shares held by such Participating Seller, the Tag Along Sale Percentage of such Shares) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Offeror who does not so accept the Prospective Selling Holders’ invitation to make an offer to include Shares in the proposed Sale shall be deemed to have waived all of such Tag Along Offeror’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per Share price no greater than 105% of the per Share price set forth in the Tag Along Notice and on other terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice taken as a whole, without any further obligation to such non-accepting Tag Along Offerors.

3.3.4. The Prospective Selling Holders shall use all commercially reasonable efforts to obtain the inclusion in the proposed Sale of the entire number of Shares which the Tag Along Sellers desire to have included in the Sale (as evidenced in the case of the Prospective Selling Holders by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Holders shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale by each Tag Along Seller shall be reduced on a pro rata basis according to the proportion which the number of Shares which each such Tag Along Seller desires to have included in the Sale bears to the aggregate number of all Shares which all of the Tag Along Sellers desire to have included in the Sale.

3.3.5. The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 3.5), as the Prospective Selling Holders, up to such number of Shares as such Participating Seller shall have specified in such Participating Seller’s Tag Along Offer; provided, however, that (a) if the principal terms of the proposed Sale change with the result that the per Share price shall be less than 95% of the per Share price set forth in the Tag Along Notice or the other terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice taken as a whole, each Participating Seller shall be permitted to withdraw the offer contained in his Tag Along Offer and shall be released from such Participating Seller’s obligations thereunder and (b) if, at the end of the 135th day following the date of the effectiveness of the Tag Along Notice, the Prospective Selling Holders have not completed the proposed Sale, each Participating Seller shall be released from such Participating Seller’s obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.3 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.3; provided, however, that, if the failure to complete such Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 3.3, such Sale may be consummated within 15 days after the end of such period on the same terms and conditions as if such Participating Seller had never sent a Tag Along Offer.

3.3.6. If, prior to consummation, the terms of the proposed Sale shall change with the result that the per Share price to be paid in such proposed Sale shall be greater than 105% of the per Share price set forth in the Tag Along Notice or the other terms of such proposed Sale shall be more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.3 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.3; provided, however, that in the case of such a separate Tag Along Notice, each applicable period to which reference is made in Section 3.3 shall be the longer of (i) the remaining portion of the 10 business day period applicable to the assigned Tag Along Notice distributed in connection with such proposed transfer or (ii) five business days.

3.3.7. Notwithstanding the foregoing provisions of this Section 3.3, no Holder of Shares shall have any tag along right pursuant to the provisions of this Section 3.3 with respect to any Transfer of Shares:

(a) pursuant to the performance by such holder of its “drag along” obligations contained in Section 3.4;

(b) to an Affiliate of a Prospective Selling Holder or to holders of equity interests in the Prospective Selling Holder for no consideration and pro rata in accordance with such equity interests, provided that this clause (b) shall not apply to any (i) Transfer to the Company or any Subsidiary of the Company or (ii) any Transfer to an Affiliate if such Transfer results in a liquidity event for the holders of equity interests in the Prospective Selling Holder;

(c) with respect to each such holder who is a natural person:

(i)	to a Member of the Immediate Family of such holder; or

(ii)	upon the death of such holder, by the will or other instrument taking effect at the death of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; or

(d) in a Public Sale.

3.3.8. Notwithstanding anything to the contrary in this Section 3.3, the unvested portion of the Manager Shares of any holder of Manager Shares shall not be included in any of the provisions of this Section 3.3.

3.3.9. The foregoing provisions of this Section 3.3 shall expire upon the closing of a Qualified Initial Public Offering and shall not apply to any Shares which have been Sold in a Public Sale.

3.4. Drag Along.

3.4.1. In connection with the good faith Sale by the Sponsors (each such holder, a “Prospective Selling Holder’) on an arm’s-length basis to one or more Persons which are not Affiliates of such Sponsors (collectively, the “Prospective Buyer”) of a number of Shares such that, immediately after giving effect to such Transfer (including the Transfer of Shares by other Holders of Shares in accordance with this Section 3.4), the Prospective Buyer will hold Shares representing at least a majority of all Shares then outstanding (the percentage of the aggregate of all Shares held by the Prospective Selling Holders which such number of Shares to be so sold by the Prospective Selling Holders represents is referred to herein as the “Drag Along Sale Percentage”), each Holder of Shares hereby agrees, if the Prospective Selling Holders give the Drag Along Notice referred to in Section 3.4.2 and subject to the provisions of Section 3.4.4, to Sell Shares representing, with respect to each Class of Shares held by such holder, the Drag Along Sale Percentage of such Shares, in the manner and on the terms set forth in this Section 3.4.

3.4.2. If the Prospective Selling Holders elect to exercise their rights under this Section 3.4, a written notice (the “Drag Along Notice”) shall be furnished by the Prospective Selling Holders to each other Holder of Shares. The Drag Along Notice shall set forth the principal terms of the proposed Sale including the number of Shares to be acquired by the Prospective Buyer in the Sale, the number of Shares to be acquired from the Prospective Selling Holders, the manner in which such Shares are to be Sold, the Drag Along Sale Percentage, the per Share consideration to be received in the proposed Sale and the name and address of the Prospective Buyer.

3.4.3. If the Prospective Selling Holders consummate the proposed Sale to which reference is made in the Drag Along Notice, each other Holder of Shares (each a “Participating Seller”, and, together with the Prospective Selling Holders, collectively, the “Drag Along Sellers”) shall be bound and obligated to Sell Shares representing, with respect to the Shares held by such holder, the Drag Along Sale Percentage of such Shares in the proposed Sale on the same terms and conditions with respect to each Share Sold (subject to Section 3.5), as the Prospective Selling Holders shall Sell each Share in the Sale. No Holder of Shares shall have the right to exercise any rights of first refusal or tag along rights contained in Sections 3.1 or 3.3 in connection with the proposed Sale to which reference is made in the Drag Along Notice. If at the end of the 135th day following the date of the effectiveness of the Drag Along Notice the Prospective Selling Holders have not completed the proposed Sale, each Participating Seller shall be released from his obligation under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 3.4 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.4.

3.4.4. Notwithstanding the foregoing, the Sponsors shall not have any right to require (a) a Holder of Shares to Sell any such Shares pursuant to the provisions of this Section 3.4 with respect to any Sale of Shares to any Affiliate of the Sponsors or (b) any Other Investor to Sell any Shares pursuant to the provisions of this Section 3.4 if the consideration to be received for such Shares in the Sale includes securities or other non-cash consideration other than (i) Marketable Securities or (ii) securities with respect to which the Other Investors will receive, in connection with such Sale, tag-along rights substantially identical to the rights set forth in this Section 3.4 which shall apply to the transfer or sale of such securities from and after the consummation of the Sale in which such securities are received.

3.4.5. The foregoing provisions of this Section 3.4 shall expire upon the closing of a Qualified Initial Public Offering and shall not apply to any Shares which have been Sold in a Public Sale.

3.5. Miscellaneous Provisions Relating to Sales under Section 3.3 and 3.4. The following provisions shall be applied to any Sale to which Section 3.3 or 3.4 applies:

3.5.1. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 3.3 or 3.4 includes any securities, and the offer thereof to, or receipt thereof by, a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Participating Seller of any information other than such information as would be required under Regulation D in an offering made pursuant to Regulation D solely to Accredited Investors, the Prospective Selling Holders shall be obligated only to use their reasonable efforts to cause the requirements under Regulation D to be complied with to the extent necessary to permit such Participating Seller to be offered and receive such securities, it being understood and agreed that the Prospective Selling Holders shall not be under any obligation to effect a registration of such securities under the Securities Act or similar statutes unless the securities issued to the Prospective Selling Holders are so registered. Notwithstanding any provisions of this Section 3.5 or of Section 3.3 or 3.4, if use of reasonable efforts does not result in the requirements under Regulation D being complied with to the extent necessary to permit such Participating Seller to be offered or receive such securities, the Prospective Selling Holders shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 3.5.4) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date of the issuance of securities in exchange for Shares. The obligation of the Prospective Selling Holders to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to be offered or receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including if reasonably required by the Prospective Selling Holders, agreeing to be represented during the course of such transaction by a “purchaser representative” (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Prospective Selling Holders shall reasonably request in order to permit such requirements to be complied with. Unless the Participating Seller in question shall have taken all actions reasonably requested by the Prospective Selling Holders in order to comply with the requirements under Regulation D: (i) such Participating Seller shall not have the right to require the payment of cash in lieu of securities under this Section 3.5.1 and (ii) the Prospective Selling Holders may proceed with the proposed Sale without the participation of such Participating Seller.

3.5.2. Each Participating Seller, whether in his capacity as a Participating Seller, Holder or officer of the Company, or otherwise, and the Company shall take or cause to be taken all such actions as may be reasonably necessary or desirable in order expeditiously to consummate each Sale pursuant to Section 3.3 or 3.4 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Holders and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing (but subject to the provisos to the immediately preceding sentence), each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Holders to which such Prospective Selling Holders will also be party, including agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and (b) be severally (with all other sellers) liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries; provided, however, that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of Participating Sellers of the type described in clause (a) above, the aggregate amount of such liability shall not exceed either (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all holders of Shares in connection with such Sale, or (ii) the proceeds to such Participating Seller in connection with such Sale; and provided, further, that the nature and extent of such representations, warranties, covenants and indemnities shall be the same with respect to all Shares being sold in such sale.

3.5.3. All reasonable costs and expenses incurred by any Prospective Selling Holder, any Participating Seller or the Company in connection with any proposed Sale pursuant to Section 3.3 or 3.4 (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid from the sales proceeds prior to the distribution thereof to the Prospective Selling Holders and the Participating Sellers and shall be borne by the Prospective Selling Holders and the Participating Sellers pro rata based on the proceeds which would otherwise be received by them. The Company may retain legal counsel and other advisors, if necessary, to assist with the Sale.

3.5.4. The closing of a Sale pursuant to Section 3.3 or 3.4 shall take place at such time and place as the Prospective Selling Holders shall specify by reasonable notice to each Participating Seller. At the closing of any Sale under Section 3.3 or 3.4, each Participating Seller shall deliver any certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with transfer powers duly endorsed, for transfer (with signature guaranteed, if required by the purchaser of such Shares), free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration. It is understood and agreed that no Holder of Shares shall have any liability to any other Holder of Shares arising from, relating to or in connection with any proposed Sale which has been the subject of a Tag Along Notice or a Drag Along Notice whether or not such proposed Sale is consummated (except solely to the extent, if any, as such holder may agree in the documentation specifically relating to such Sale), so long as there has been compliance with the provisions of this Agreement.

3.5.5. The Participating Sellers shall receive their pro rata portion of the consideration of the Shares sold or otherwise disposed of pursuant to the Sale (after deduction of the proportionate share of (i) amounts paid into escrow or held back, in the reasonable determination of the Prospective Selling Holders, for indemnification or post-closing expenses and (ii) amounts subject to post-closing purchase price adjustments).

4. CERTAIN PROHIBITED TRANSFERS.

4.1. Competitors, Etc. In no event shall any Holder of Shares Transfer any Shares to a Competitor; provided, however, that the foregoing prohibition shall not apply to (i) a Transfer of Shares to a Person with respect to which the Sponsors are exercising their drag along rights pursuant to Section 3.4, (ii) a Transfer pursuant to which other Holders of Shares are entitled to exercise tag along rights pursuant to Section 3.3, (iii) a Public Sale or (iv) a Transfer by an Other Investor to an Affiliate that is a passive investor which owns or controls five percent or less of the outstanding securities of a Competitor but does not in any way participate in, or otherwise influence, the management of such Competitor, or (v) a Transfer to an Affiliate that is a Competitor solely because it controls, or is under common control with, a customer or supplier of the Company (a “Restricted Information Transferee”), provided that upon consummation of such Transfer, such Other Investor continues to manage such Affiliate’s investment in the Other Investor Shares and to exercise all of the rights of an Other Investor under Section 11.1 and 11.2 of this Agreement in lieu of such Affiliate.

4.2. Other Investors. No Other Investor shall Transfer any Other Investor Shares except as follows:

(a) Pursuant to an exercise of such Other Investor’s tag along rights in Section 3.3;

(b) Pursuant to such Other Investor’s drag along obligations in Section 3.4;

(c) In a Public Sale;

(d) To an Affiliate of such Other Investor or to holders of equity interests in such Other Investor for no consideration and pro rata in accordance with such Other Investor’s equity interests, provided that this clause (d) shall not apply to any Transfer to the Company or any Subsidiary of the Company;

(e) With respect to each Other Investor who is a natural person:

(i)	to a Member of the Immediate Family of such Other Investor; provided, however, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Other Investor Shares to be received by such recipient are subject to all the provisions of this Agreement;

(ii)	upon the death of any holder of Other Investor Shares, the Other Investor Shares held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees; provided, however, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Other Investor Shares to be received by such recipient are subject to all the provisions of this Agreement;

(f) With the prior written consent of the Sponsors (which may be granted or withheld in their sole discretion); and

(g) To the extent such Transfer is required by a Regulatory Event.

4.3. Managers. No Manager shall Transfer any Manager Shares except as follows:

(a) With respect to vested Manager Shares, pursuant to an exercise of such Manager’s tag along rights in Section 3.3;

(b) Pursuant to such Manager’s drag along obligations in Section 3.4;

(c) In a Public Sale;

(d) With respect to vested Manager Shares, to a Member of the Immediate Family of such Manager; provided, however, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Manager Shares to be received by such recipient are subject to all the provisions of this Agreement;

(e) Upon the death of any holder of Manager Shares, the Shares held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees; provided, however, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Manager Shares to be received by such recipient are subject to all the provisions of this Agreement; and

(f) With the prior written consent of the Sponsors (which may be granted or withheld in their sole discretion).

4.4. Attempted Transfers in Violation Void. Any attempted Transfer of Shares not permitted by this Section 4 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

4.5. Period. The foregoing provisions of this Section 4 shall expire upon the earlier of (i) a Change of Control or (ii) a Qualified Initial Public Offering.

5. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its direct or indirect subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder of Shares will perform and comply with such of the following provisions as are applicable to such holder.

5.1. Demand Registration Rights for Shares.

5.1.1. General. The Sponsors (with respect to Long-Form Registrations and Short-Form Registrations) or the Majority Other Investors (with respect to Short-Form

Registrations only) (“Initiating Holders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Holders. The Company will then use its reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Initiating Holders together with all other Registrable Securities which the Company has been requested to register pursuant to Section 5.2 by notice delivered to the Company within 20 days after the Company has given the notice required by Section 5.2.1 (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 5.1.1:

(a) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending 180 days immediately following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration on Form S-4 relating solely to a Rule 145 Transaction, or a registration relating solely to employee benefit plans), provided that the Company is actively employing in good faith all reasonable effort to cause such registration statement to become effective;

(b) If the registration is to be effected as a Long-Form Registration (as defined in Section 5.1.2) and Company has previously effected five Long-Form Registrations under this Section 5.1.1; provided, however, that no Long-Form Registrations of Registrable Securities which shall not have become and remained effective in accordance with the provisions of this Section 5, and no Long-Form Registrations of Registrable Securities pursuant to which the Initiating Holders and all other holders of Registrable Investor Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (b);

(c) If the Company shall have furnished to the Initiating Holders and such other holders of Registrable Securities which the Company has been requested to register pursuant to this Section 5.1.1 a certificate, signed by the duly authorized representative of the Company, stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such registration statement to be filed at the date filing would have been required, in which case the Company shall have an additional period of not more than 180 days within which to file such registration statement; provided, however, that the Company shall not so postpone a registration pursuant to this clause (c) more than once in any twelve month period;

(d) On any form other than Form S-3 (or any successor form) (a “Short-Form Registration,”) if the anticipated aggregate offering price to the public of the Registrable Securities to be included in the registration by all holders is less than $10,000,000;

(e) If the registration is to be effected as a Short-Form Registration, on any form other than Form S-3 (or any successor form), or if such form is not available for use by the Company; or

(f) After five years after the closing of the Initial Public Offering.

5.1.2. Form. Except as otherwise provided above, each Long-Form Registration requested pursuant to this Section 5.1.1 shall be effected by (i) the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted) (a “Long-Form Registration”) or (ii) or on such different form has been agreed to in writing by the Sponsors. Except as otherwise provided above, each Short-Form Registration requested pursuant to this Section 5.1.1 shall be effected by the filing of a registration statement on Form S-3. The Sponsors shall have the right to request five (5) Long-Form Registrations and an unlimited number of Short-Form Registrations, and the Majority Other Investors shall have the right to request three (3) Short-Form Registrations, subject to the restrictions set forth in Section 5.1.1.

5.1.3. Payment of Expenses. The Company shall pay all reasonable expenses of holders of Investor Shares incurred in connection with each registration of Registrable Securities requested pursuant to this Section 5.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

5.1.4. Additional Procedures. In the case of a registration pursuant to Section 5.1, whenever the Sponsors shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 5.2. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 5.2 shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Sponsors and such holder) to the extent provided herein. If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

5.2.	Piggyback Registration Rights.

5.2.1. General. If the Company at any time proposes to register any of its Common Stock under the Securities Act, for its own account or for the account of any holder of its Shares, for sale in a Public Offering (including without limitation pursuant to Section 5.1), the Company will each such time give notice to all holders of Registrable Securities of its intention to do so. Any such holder may by written response delivered to the Company within 20 days after the effectiveness of such notice request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Company thereupon will use its reasonable best efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such holders of Registrable Securities, subject to the underwriters’ cutback pursuant to Section 5.3.1, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of securities in such Public Offering) of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 5.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 5.1 hereof.

5.2.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 5.2 incidental to the registration of any of its securities in connection with:

(a) Any Public Offering relating to employee benefit plans, dividend reinvestment plans or otherwise to employees, directors or consultants rendering services to the Company or its Affiliates;

(b) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its direct or indirect subsidiaries of or with any other businesses;

(c) The Initial Public Offering, except in the event that any Registrable Securities consisting of Shares are to be registered in the Initial Public Offering; or

(d) Any Public Offering for which the first filing of the registration statement with the Commission is not made on or prior to the tenth anniversary of the Initial Public Offering.

5.2.3. Payment of Expenses. The Company shall pay all expenses of holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 5.2 (other than underwriting discount and commission, if any, and applicable transfer taxes, if any), including, without limitation, the reasonable fees and expenses of one counsel for all sellers selling Registrable Securities, such counsel to be selected by the holders of the majority of the Registrable Securities to be included in the offering.

5.2.4. Additional Procedures. Holders of Registrable Securities participating in any Public Offering pursuant to this Section 5.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including, without limitation, being parties to the underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

5.3.	Certain Other Provisions.

5.3.1. Underwriter’s Cutback. In connection with any registration, the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 5 and subject to the terms of this Section 5.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Company seeks to have registered for its own account in such registration shall not be subject to exclusion, in whole or in part, under this Section 5.3.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by holders thereof shall be excluded; and, if a limitation on the number of shares is still required, the number of Registrable Securities that may be included in such registration (whether requested to be included in such registration under Section 5.1) shall be allocated among the holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which each such holder requested be registered in such registration. For purposes of any underwriter cutback, all Registrable Securities held by any holder of Registrable Securities which is a partnership, limited liability company or corporation shall also include any Registrable Securities held by the partners, retired partners, members, shareholders or affiliated entities of such holder, or the estates and family members of any such partners, retired partners, members and shareholders and any trusts for the benefit of any of the foregoing persons, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration. In addition to the foregoing, and notwithstanding any contrary provision of this Section 5, the underwriter may specify that, because of marketing factors, one or more holders of Registrable Securities may not participate in the applicable registration, in which event the Registrable Securities of such holder or holders will not be included in such registration.

5.3.2. Other Actions. If and in each case when the Company is required to use its reasonable efforts to effect a registration of any Registrable Securities as provided in this Section 5, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (i) filing with the Commission a registration statement as soon as reasonably practicable and using reasonable efforts to cause such registration statement to become effective, (ii) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period of not less than 270 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (iii) use its reasonable efforts to register or qualify such Registrable Securities under the state securities or “blue sky” laws of such jurisdictions as the applicable holders of Registrable Securities shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; (iv) use its reasonable efforts to make available the senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any underwritten offering; provided, however, that the participation of such senior executive officers shall not unreasonably interfere with the conduct of their duties to the Company and its direct or indirect subsidiaries; and (v) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with, such registration.

5.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel for the Company to be retained in connection with any Public Offering shall be selected by the Board, except in the case of an offering following a request therefor under Section 5.1, in which case the underwriters shall be selected by the Initiating Holders who have requested such offering under Section 5.1, subject to the approval of the Board (which approval shall not be unreasonably withheld).

5.3.4. Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the 180th day following the effective date of the registration statement used in connection with such Public Offering (or, at the discretion of the underwriter, such lesser period), no Holder of Shares (whether or not a selling Holder of Shares pursuant to such registration statement) shall Transfer any Shares except pursuant to such registration statement or to a Permitted Transferee. The restrictions of this Section 5.3.4 shall not be waived or modified with respect to any Holder of Shares unless such restrictions are so waived or modified with respect to all of the Holders of Shares.

5.3.5. Rule 144. The Company agrees that after the Initial Public Offering, it shall comply with all reporting requirements applicable to it under the Securities Act or Exchange Act necessary to permit a Holder of Shares to effect a sale of such Shares in compliance with the provisions of Rule 144.

5.3.6. Other Registration Rights. The Company shall not enter into any agreement which provides any party with rights which conflict with the rights of the holders of Registrable Securities set forth in this Section 5.

5.4.	Indemnification and Contribution.

5.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Section 5 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its direct or indirect subsidiaries including, without limitation, reports required and other documents filed under the Exchange Act, the Company will, and hereby does, and will cause each of its direct or indirect subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Securities, any Person who is or might be deemed to be a controlling Person of such seller or any of its direct or indirect subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers, trustees, members, managers and shareholders, and each other Person, if any, who controls any such seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its direct or indirect subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its direct or indirect subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that neither the Company nor any of its direct or indirect subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its direct or indirect subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its direct or indirect subsidiaries contained in this Section 5.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

5.4.2. Indemnities to the Company. The Company may require, as a condition to including any securities in any registration statement filed pursuant to this Section 5, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company, each manager or director of the Company or any of its direct or indirect subsidiaries, each officer of the Company or any of its direct or indirect subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its direct or indirect subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including, without limitation, reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its direct or indirect subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its direct or indirect subsidiaries or any such manager, director, officer or controlling Person and shall survive any transfer of securities.

5.4.3. Indemnification Procedures. Promptly after receipt by a Person entitled to indemnification under the foregoing provisions of this Section 5.4 (an “Indemnitee”) of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 5.4, such Indemnitee will, if a claim in respect thereof is to be made by such Indemnitee against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any Indemnitee to give notice to such indemnifying party as provided herein shall not relieve any indemnifying party of its obligations under the foregoing provisions of this Section 5.4, except and solely to the extent that such indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnitee, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from an indemnifying party to such Indemnitee of its election so to assume the defense thereof, such indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if the Indemnitee reasonably determines that there may be a conflict between the positions of such indemnifying party and the Indemnitee in conducting the defense of such action, then counsel for the Indemnitee shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnitee and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the Indemnitee, at its own expense, shall be entitled to have counsel chosen by such Indemnitee participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of the defense as referred to in clauses (i) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such Indemnitee in connection with the defense of the action, suit, investigation, inquiry or proceeding. Without the consent of any such Indemnitee (which consent will not unreasonably be withheld), no indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liabilities in respect of such claim or litigation.

5.4.4. Contribution. If the indemnification provided for in Sections 5.4.1 or 5.4.2 is unavailable to a party that would have been a Indemnitee under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 5.4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 5.4.4 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.4.5. Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 5.4 shall not in any event exceed an amount equal to the proceeds to such holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to the applicable registration.

6. CERTAIN ISSUANCES AND TRANSFERS, ETC.

6.1. Transfers to Permitted Transferees. Each Holder of Shares agrees that it will not Transfer any such Shares to any Permitted Transferee unless such Permitted Transferee has delivered to the Company a written acknowledgment and agreement that such Shares to be received by such Permitted Transferee shall remain Investor Shares, Sponsor Shares, Other Investor Shares or Manager Shares hereunder, as the case may be, and shall continue to be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by and a party to this Agreement as a holder of Investor Shares, Sponsor Shares, Other Investor Shares or Manager Shares, as the case may be, hereunder.

6.2. Other Transfers. Notwithstanding any other provision of this Agreement, (i) Shares Transferred to any Person in a Public Sale shall be conclusively deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof, and (ii) Shares Transferred as described in Section 4.3(d) or 4.3(e) shall upon such acquisition be deemed for all purposes hereof to be Manager Shares hereunder and each Holder of Shares agrees that it will not Transfer any such Shares to any Person unless such Person shall have executed a counterpart signature page to this Agreement and has delivered to the Company a written acknowledgment and agreement that such Shares to be received by such Person shall be Manager Shares hereunder and shall be subject to all of the provisions of this Agreement and that such Person shall be bound by and a party to this Agreement as the holder of Manager Shares hereunder.

7. REMEDIES.

7.1. Generally. The Company and each Holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any other Holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

7.2. Deposit. Without limiting the generality of Section 7.1, if, for any reason, the Company shall have reasonable cause to doubt the sufficiency of title to any Manager Shares by the holders thereof, or to believe in good faith that such holder or holders have not taken all necessary steps to effect the proposed transaction in accordance herewith, the Company may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall remove such holder’s interest in any such Shares from the Company’s books and thereupon all of such holder’s rights in and to such Shares shall terminate. Thereafter, upon demonstration to the Company by such holder of sufficient title to such Shares, or that such holders have taken all steps necessary to effect the proposed transaction in accordance herewith, the Company shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such holder.

8. LEGENDS.

8.1. Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The voting of the shares of stock represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

Each certificate representing Sponsor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Sponsor:                                 .

Each certificate representing Other Investor Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Other Investor:                                 .

Each certificate representing Manager Shares shall also have the following legend endorsed conspicuously thereupon:

The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager:                                 .

Any person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

8.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or transferred except pursuant to (I) an effective registration statement under the Securities Act of 1933, as amended, and in compliance with applicable state securities laws or (II) an applicable exemption from registration thereunder or under applicable state securities laws, and, if an exemption shall be applicable, the holder of this certificate shall have delivered an opinion of counsel reasonably acceptable to the Company that there is an applicable exemption from the registration requirement and that such registration is not required.

8.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

8.4. Termination of 1933 Act Legend. The requirement imposed by Section 8.2 shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been registered under the Securities Act or transferred pursuant to Rule 144. Whenever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2.

9. AMENDMENT, TERMINATION, ETC.

9.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

9.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that (i) the prior written consent of the Majority Other Investors shall be required for any amendment, modification, extension, termination or waiver which has an adverse effect on the rights of the holders of Other Investor Shares under this Agreement, (ii) the prior written consent of each Other Investor shall be required for any amendment, modification, extension, termination or waiver of Section 3.3 that would diminish the rights of such Other Investor thereunder (such consent not to be unreasonably withheld or delayed) and (iii) the prior written consent of the affected Other Investor shall be required if any amendment, modification, extension, termination or waiver disproportionately and materially adversely affects an individual Other Investor. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each Holder of Shares subject hereto. In addition, each party hereto and each Holder of Shares subject hereto may waive any right of such party or holder hereunder by an instrument in writing signed by such party or holder.

9.3. Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

10. DEFINITIONS. For purposes of this Agreement:

10.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:

(a) References to a “Section”, unless otherwise indicated, shall be references to a Section of this Agreement;

(b) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

10.2. Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

Term	Definition
“Agreement”	Preamble
“Board”	Section 2.1
“Change of Control Transferee”	Section 10.3.3
“Closing”	Section 1.1
“Company”	Preamble
“Covered Person”	Section 5.4.1
“Drag Along Notice”	Section 3.4.2
“Drag Along Sale Percentage”	Section 3.4.1
“Drag Along Sellers”	Section 3.4.3
“Escrow Agent”	Section 7.2
“First Refusal Acceptance”	Section 3.1.3
“First Refusal Notice”	Section 3.1.2
“Holder of Shares”	Preamble
“Indemnitee”	Section 5.4.3
“Initiating Holders”	Section 5.1.1
“Investors”	Preamble
“Issuance”	Section 3.2
“MCP”	Preamble
“MCP II”	Preamble
“MCP II NQP”	Preamble

“MSC”	Recitals
“Managers”	Preamble
“Offered Shares”	Section 3.1.2
“Offerees”	Section 3.1.2
“Other Investors”	Preamble
“Participating Buyer”	Section 3.2.2
“Participating First Refusal Buyer”	Section 3.1
“Participating Seller”	Section 3.1.3
“Participation Notice”	Section 3.3.3
“Participation Portion”	Section 3.2.1
“Prospective Buyer”	Section 3.1.1, 3.4.1
“Prospective Selling Holder”	Section 3.1.1, 3.4.1
“Prospective Subscriber”	Section 3.2.1
“Restricted Information Transferee”	Section 4.1
“Sale”	Section 3.3
“Stock Purchase Agreement”	Recitals
“Subject Securities”	Section 3.2
“Tag Along Notice”	Section 3.3.2
“Tag Along Offer”	Section 3.3.3
“Tag Along Offerors”	Section 3.3.2
“Tag Along Sale Percentage”	Section 3.3.2
“Tag Along Sellers”	Section 3.3.3

10.3. Certain Definitions. The following terms shall have the following meanings:

10.3.1. “Accredited Investor” shall have the meaning given to such term by Regulation D.

10.3.2. “Affiliate” shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

10.3.3. “Change of Control” shall mean:

(a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than MCP and its Affiliates will have the direct or indirect power to elect a majority of the members of the Board;

(b) any sale or other disposition of all or substantially all of the assets of the Company (including without limitation through the sale of all or substantially all of the stock or other equity interests of its direct or indirect Subsidiaries or sale of all or substantially all of the assets of the Company and its direct or indirect Subsidiaries, taken as a whole) to another Person;

(c) any merger or consolidation with another Person (the “Change of Control Transferee”) if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than MCP and its Affiliates will have the power to elect a majority of the members of the board of directors (or other similar governing body) of the Change of Control Transferee; or

(d) any change in the ownership of the Shares or any issuance of Common Stock, Options, Warrants or Convertible Securities if, immediately after giving effect thereto, MCP and its Affiliates cease to own beneficially (as such term is used in Section 13(d) of the Exchange Act) at least 33 1/3% of the Equivalent Shares.

10.3.4. “Commission” shall mean the Securities and Exchange Commission.

10.3.5. “Common Stock” shall mean shares of common stock of the Company, par value $.001 per share.

10.3.6. “Competitor” shall mean any Person who is, or is an Affiliate, director, officer, employee or agent of, or consultant to, a competitor, supplier or customer of the Company or any of its Subsidiaries (as determined by the Board in good faith).

10.3.7. “Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

10.3.8. “Equity Securities” shall mean shares of Common Stock [or Preferred Stock]1 and any securities convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock, including, in the case of Common Stock, Options, Warrants and Convertible Securities.

10.3.9. “Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

10.3.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

[1]	Discuss.

10.3.11. “Fair Market Value” shall mean, (i) as of any date and except as set forth in clause (ii) below, the Board’s good faith determination of the fair value of one Share or one unit of other securities, as the case may be, as of the applicable reference date and (ii) in the case of non-cash consideration offered in connection with a proposed Sale set forth in Section 3.1, 3.3 or 3.4 or proposed Issuance in Section 3.2, the Board’s good faith determination of the fair value of such non-cash consideration; provided, however, that in connection with a Sale under Section 3.1 or an issuance under Section 3.2, the Majority Other Investors may deliver to the Company a written objection to the Fair Market Value of such Shares or of such non-cash consideration as determined by the Board. In such event, if the Board and such holders thereafter agree on the Fair Market Value of the Shares or such non-cash consideration, such agreement shall be binding on the Company and all of the Other Investors. If the parties are unable to agree on the Fair Market Value of the Shares or such non-cash consideration within 20 business days, each party shall engage at its own cost a nationally recognized firm of investment bankers or firm of appraisers, to determine the fair value of one Share or of such non-cash consideration as of the applicable reference date. Within 20 business days each party shall deliver to the other the value as determined by the banker or appraiser retained by such party. If the two values so determined differ by an amount less than 10% of the higher value so determined, Fair Market Value shall be the arithmetic mean of the two values so determined. If the two values so determined differ by an amount equal to or greater than 10% of the higher value so determined, then a third nationally recognized firm of investment bankers or appraisers shall be selected by mutual agreement of the two previously engaged firms to determine a value within 20 business days, and in such case Fair Market Value shall be the arithmetic mean of the two of the three values so determined which differ the least from each other. The cost of such third banker or appraiser shall be borne equally by the involved parties. Any notice periods provided for under Section 3.1 and 3.2 shall be tolled pending a determination of Fair Market Value pursuant to the foregoing procedures following the receipt by the Company of a written objection to such a determination by the Board.

10.3.12. “Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

10.3.13. “Investor Shares” shall mean (a) all shares of capital stock of the Company originally issued to, or issued with respect to shares originally issued to, or held by, any Investor or any of its respective Permitted Transferees, whenever issued, including without limitation shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to the Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein); provided, however, that Investor Shares shall not include any shares of Common Stock acquired by an Other Investor in a Public Sale.

10.3.14. “Majority Investors” shall mean, as of any date, the holder or holders of a majority of the Investor Shares outstanding on such date.

10.3.15. “Majority Other Investors” shall mean, as of any date, the holder or holders of a majority of the Other Investor Shares outstanding on such date.

10.3.16. “Manager Shares” shall mean (a) all shares of capital stock of the Company originally issued to, or issued with respect to shares originally issued to, or held by, any Manager and any Permitted Transferee of any Manager, whenever issued including without limitation all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities (including but not limited to any Manager Shares) and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein); provided, however, that, for the avoidance of doubt, no Shares held by Robert Bunker, Ronald Hofstetter, David Olson and Joseph Delaney which were issued to such individual pursuant to the Roll-Over Subscription Agreement or a Roll-Over Stock Option Agreement, as applicable, shall be deemed to be Manager Shares.

10.3.17. “Marketable Securities” shall mean any capital stock, options, warrants, bonds, notes, debentures, trust receipts, partnership interests, instruments or evidences of indebtedness commonly referred to as securities that (i) are of a class listed or quoted for trading on one or more national securities exchanges or on the Nasdaq National Market on such date and (ii) either (A) have been registered under the Securities Act for issuance to the Holders of Shares or (B) are subject to registration rights reasonably satisfactory to the Majority Other Investors.

10.3.18. “Members of the Immediate Family” shall mean, with respect to any individual, (i) each spouse, child or grandchild of such individual or child or grandchild of such individual’s spouse, (ii) each trust created solely for the benefit of one or more of such individual and the Persons listed in clause (i) above, (iii) each custodian or guardian of any property of one or more of the Persons listed in clause (i) above, in his capacity as such custodian or guardian and (iv) each limited partnership or limited liability company controlled by such individual or one or more of the Persons listed in clause (i) above for the benefit of one or more of such Persons.

10.3.19. “Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

10.3.20. “Other Investor Shares” shall mean (a) all shares of capital stock of the Company originally issued to, or issued with respect to shares originally issued to, or held by, any Other Investor and any Permitted Transferee of an Other Investor, whenever issued, including, without limitation, all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Other Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein); provided, however, that Other Investor Shares shall not include any shares of Common Stock acquired by an Other Investor in a Public Sale.

10.3.21. “Permitted Transferee” shall mean (i) as to each Sponsor Share, a Transferee of such Sponsor Share resulting from a Transfer described in Section 3.3.7(b) or (c), (ii) as to each Other Investor Share, a Transferee of such Other Investor Share resulting from a Transfer described in Section 4.2(d), (e), (f) or (g) and (iii) as to each Manager Share, a Transferee of such Manager Share resulting from a Transfer described in Section 4.3(d), (e) or (f).

10.3.22. “Person” shall mean any individual, partnership, limited liability company, corporation, company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

10.3.23. “Preferred Stock” shall mean shares of preferred stock of the Company, par value $.001 per share.

10.3.24. “Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

10.3.25. “Public Sale” shall mean a Public Offering or a Sale to the public pursuant to and in compliance with Rule 144 or any successor rule promulgated under the Securities Act.

10.3.26. “Qualified Initial Public Offering” means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, subject to a firm commitment underwriting conducted by a nationally recognized underwriter, covering the offer and sale of Common Stock for the account of the Company to the public generally and providing gross proceeds to the Company (before deduction for underwriter commissions and discounts and other offering expenses) of not less than $50,000,000.

10.3.27. “Registrable Securities” shall mean (i) all Shares consisting of Common Stock constituting Investor Shares and (ii) all securities directly or indirectly issued or issuable with respect to the securities referred to in clause (i) in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization, in each case constituting Investor Shares. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) such securities represent less than 1% of the aggregate outstanding Shares and may be sold pursuant to Rule 144(k) or (d) such securities shall have ceased to be outstanding.

10.3.28. “Regulation D” shall mean Regulation D under the Securities Act.

10.3.29. “Regulatory Event” shall mean the receipt by an Other Investor of an order, instruction or directive from any governmental, regulatory or self-regulatory agency or commission with jurisdiction over such Other Investor, including without limitation the National Association of Insurance Commissioners, or the application of any applicable law or regulation as a result of which the Other Investor is required to divest itself of the Other Investor Shares.

10.3.30. “Rule 144” shall mean Rule 144 under the Securities Act.

10.3.31. “Rule 145 Transaction” shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act.

10.3.32. “Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

10.3.33. “Shares” shall mean all Investor Shares (including Other Investor Shares), Sponsor Shares and Manager Shares.

10.3.34. “Significant Other Investor” shall mean an Other Investor who holds at least 20% of all outstanding Other Investor Shares.

10.3.35. “Sponsor” shall mean the holder or holders of a majority of the Sponsor Shares outstanding on such date

10.3.36. “Sponsor Shares” shall mean all shares of capital stock of the Company held by MCP or its Affiliates and any Permitted Transferee of MCP whenever issued, including, without limitation, all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to MCP or its Affiliates (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein); provided that upon a Transfer of Sponsor Shares to any Person who is not an Affiliate of any Sponsor or a Permitted Transferee in accordance with the terms of this Agreement, such Sponsor Shares held by such Person will be deemed to be Other Investors Shares for all other purposes hereunder.

10.3.37. “Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Share to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

10.3.38. “Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

11. INFORMATION AND OBSERVER RIGHTS; AFFILIATE TRANSACTIONS.

11.1. Financial and Business Information. From and after the date hereof, each Other Investor shall be entitled to receive from the Company, upon reasonable request, the following information (i) as soon as practicable following the end of each fiscal quarter of the Company, unaudited quarterly financial reports; (ii) as soon as practicable following the end of each fiscal year of the Company, audited annual financial reports; and (iii) when and as approved by the Board of Directors, budgets and business plans of the Company. In addition, the Sponsors shall be entitled to receive from the Company, as soon as practicable following the end of each month, unaudited financial results.

11.2. Observer Rights. The Company shall (i) permit a single representative (the “Other Investor Observer”) designated by a majority of the Significant Other Investors to attend all meetings of its Board of Directors in a nonvoting observer capacity, (ii) provide the Other Investor Observer with notice of all such meetings at the same time and in the same manner as notice is given to the members of the Board of Directors, and (iii) give such Other Investor Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at or prior to such meetings; provided, however, that such Other Investor Observer shall agree to hold in confidence and trust all information so provided, subject only to such Other Investor Observer’s right to disclose such information to the other Significant Other Investors, and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Other Investor Observer from any meeting or portion thereof to the extent that the members of the Board of Directors determine in good faith that such withholding of information or exclusion is necessary in order to preserve the attorney-client privilege between the Company and its counsel or to prevent the disclosure of trade secrets or a conflict of interest. The Person to serve as the Other Investor Observer may be designated and substituted at the discretion of a majority of the Significant Other Investors; provided that the Significant Other Investors shall provide the Company with the name and address of the designated Other Investor Observer at least 15 days prior to each regularly scheduled meeting of the Board of Directors.

11.3 Transactions with Affiliates. Other than that certain Advisory Agreement between MCS-Medical Services Company and Monitor Clipper Partners, LLC, dated as of the date hereof, the Company will not, and will not permit any subsidiary of the Company to, enter into, directly or indirectly, any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a subsidiary of the Company) except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

12. MISCELLANEOUS.

12.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

12.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

If to the Company, or MCP, to them:

c/o Monitor Clipper Partners, LLC

Fourth Floor

Two Canal Park

Cambridge, MA 02141

Attention: Peter S. Laino

Facsimile: (617) 252-2211

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Winthrop G. Minot

Facsimile: 617-951-7050

If to an other Person, to such Person at the address or telecopier number set forth in the record book of the Company.

Notice to the holder of record of any Shares shall be deemed to be notice to the holder of such Shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two business days after being sent by Federal Express, DHL or UPS, (c) one business day after being sent, if sent by telecopier with confirmation of transmission and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address or telecopier number by giving notice as aforesaid to each of the other parties hereto.

12.3. Binding Effect, etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

12.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

12.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

13. GOVERNING LAW, ETC.

13.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Courts located in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.2 hereof is reasonably calculated to give actual notice.

13.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR

INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY EACH OTHER PARTY HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH EACH SUCH OTHER PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	MCP-MSC ACQUISITION, INC.

By:
Name:
Title:

THE SPONSORS:	MONITOR CLIPPER EQUITY PARTNERS II, L.P.

	By:	MONITOR CLIPPER PARTNERS II, L.P.
its general partner
By: MCP GP II, Inc.
its general partner

By:
Authorized Signatory

MONITOR CLIPPER EQUITY PARTNERS II (NQP), L.P.

By:	MONITOR CLIPPER PARTNERS II, L.P.
its general partner
By: MCP GP II, Inc.
its general partner

By:
Authorized Signatory

[Stockholders’ Agreement]

OTHER INVESTORS:	A.S.F. Co-Investment Partners II, L.P.

	By:	PAF 1/03, LLC
its General Partner
	By:	Old Kings II, LLC
its: Managing Member

By:
	Name:	Paul R. Croty
	Title:	Managing Director

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

	By:	NYLCAP Manager LLC, its Investment Manager

By:
Name:
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name:
	Title:	Its Authorized Representative

[Stockholders’ Agreement]

HARBOURVEST PARTNERS VI-DIRECT FUND, L.P.

By:	HARBOURVEST VI-DIRECT ASSOCIATES LLC
its General Partner
By:	HarbourVest Partners, LLC
its Managing Member

By:
Name:

HARBOURVEST PARTNERS 2004 DIRECT FUND, L.P.

By:	HARBOURVEST PARTNERS 2004 DIRECT ASSOCIATES LLC
its General Partner
By:	HarbourVest Partners, LLC.
its Managing Member

By:
Name:

[Stockholders’ Agreement]

GS PRIVATE EQUITY PARTNERS 2002, L.P.

By:	GS PEP 2002 ADVISORS, L.L.C.
its General Partner
By:	GSAM Gen-Par, L.L.C.
its Managing Member

By:
Name:

GS PRIVATE EQUITY PARTNERS 2002 OFFSHORE HOLDINGS, L.P.

By:	GS PEP 2002 OFFSHORE HOLDINGS ADVISORS, INC.
its General Partner
By:	GSAM Gen-Par, L.L.C.
its Director

By:
Name:

GS PRIVATE EQUITY PARTNERS 2002 - DIRECT INVESTMENT FUND L.P.

By:	GS PEP 2002 DIRECT INVESTMENT ADVISORTS, L.L.C.
its General Partner
By:	GSAM Gen-Par, L.L.C.
its Managing Member

By:
Name:

GS PRIVATE EQUITY PARTNERS 2002 EMPLOYEE FUND, L.P.

By:	GS PEP 2002 EMPLOYEE FUNDS GP, L.L.C.
its General Partner

By:
Name:

[Stockholders’ Agreement]

By:
Ronald Hofstetter

By:
David Olson

By:
Robert Bunker

By:
Joseph Delaney

[Stockholders’ Agreement]

CFIG CO-INVESTORS, L.P.

BY:	DLJ LBO PLANS MANAGEMENT CORPORATION
its Managing Partner

By:
Name:

CSFB FUND CO-INVESTMENT PROGRAM, L.P.

BY:	DLJ FUND PARTNERS, L.P.
its General Partner
BY:	DLJMB FUND, INC.
its General Partner

By:
Name:

CSFB CPP INVESTMENT BOARD CO-INVESTMENT FUND, LP.

By:	DLJ FUND PARTNERS, L.P.,
its General Partner
By:	DLJMB FUND, INC.
its General Partner

By:
Name

[Stockholders’ Agreement]

MANAGERS:	By:
	Name:	Ronald Hofstetter

By:
	Name:	David Olson

By:
	Name:	Robert Bunker

By:
	Name:	Joseph Delaney

By:
	Name:	Linda Hirschi

By:
	Name:	Joel McMains

By:
	Name:	Mitch Freeman

By:
	Name:	Craig Rollins

By:
	Name:	Linda O’Neal

By:
	Name:	John Mitchell

[Stockholders’ Agreement]

By:

Name:	David Heffner

By:

Name:	Will Smith

By:

Name:	Shane Martin

By:

Jill Lawson

By:

Name:	Crista Sylvester

By:

Name:	Nicole Protonotarious

By:

Name:	Artemis Emslie

By:

Name:	Crystal Freeman

By:

Name:	Jim Mandarakas

[Stockholders’ Agreement]